Exhibit 10.3

SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT, dated July 6, 2007, by and among AVENUE SOUTH, LTD., a Nevada corporation (hereinafter referred to as "ASL"), AVENUE SOUTH, INC., a North Carolina corporation (hereinafter referred to as the "Company"), and Irina Goldman, the sole shareholder of the Company (hereinafter referred to as the "Shareholder").

BACKGROUND

The Shareholder owns one share of the common stock of the Company constituting all of the issued and outstanding shares of the capital stock of the Company. ASL is willing to acquire all of the issued and outstanding capital stock of the Company, making the Company a wholly-owned subsidiary of ASL, and the Shareholder desires to exchange her share of common stock of the Company for shares of ASL's authorized but unissued Common Stock as hereinafter provided. It is the intention of the parties hereto that: (i) ASL shall acquire all of the issued and outstanding capital stock of the Company in exchange solely for 2,000,000 shares of ASL's authorized but unissued Common Stock on the terms set forth below (the "Exchange"); (ii) the Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and related sections thereunder; and (iii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and under the applicable securities laws of the state or jurisdiction where the Shareholder reside.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

1. EXCHANGE OF SHARES

1.1 Exchange of Shares. The Shareholder hereby exchanges all of the issued and outstanding shares of the capital stock of the Company (i.e., the sole outstanding share of common stock) (the "Share") for 2,000,000 shares of ASL Common Stock, $0.001 par value (the "ASL Shares") and ASL hereby exchanges the ASL Shares for the Share.

1.2 Delivery of Shares. On the date hereof, the Shareholder is delivering to ASL the certificate representing the Share, duly endorsed (or with executed stock powers) so as to make ASL the sole owner thereof. Simultaneously, ASL is delivering certificates representing the ASL Shares to the Shareholder.

2. THE CLOSING

The Closing is taking place on the date hereof. At the Closing, the parties are providing each other with such documents as may be necessary or appropriate in order to consummate the

transactions contemplated hereby including evidence of due authorization of the Agreement and the transactions contemplated hereby.

3. MISCELLANEOUS

3.1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

3.2 Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

3.3 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by ASL and the Company and the Shareholder.

3.4 Assignment. This Agreement is not assignable except by operation of law.

3.5 Notices. Until otherwise specified in writing, the mailing addresses of the parties of this Agreement shall be as set forth on the signature pages hereto.

3.6 Governing Law. This Agreement shall be construed, and the legal relations be the parties determined, in accordance with the laws of the State of Nevada, thereby precluding any choice of law rules which may direct the applicable of the laws of any other jurisdiction.

3.7 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) contains the entire agreement among the parties with respect to the exchange of the Share for the ASL Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

3.8 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

3.9 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

3.10 Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement on the date first above written.

AVENUE SOUTH, LTD.

By: /s/ Irina Goldman

Name: IRINA GOLDMAN

Its: PRESIDENT

Address: 5 Victory Road, Suffern NY 10901

AVENUE SOUTH, INC.

By: /s/ Irina Goldman

Name: IRINA GOLDMAN

Its: PRESIDENT

Address: 5 Victory Road, Suffern NY 10901

/s/ Irina Goldman

IRINA GOLDMAN

Shareholder

Address: 5 Victory Road, Suffern NY 10901